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                                                                    EXHIBIT 23.6


INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-91532 of Keystone Financial, Inc. on Form S-4 and the related Proxy Statement/Prospectus of our report with respect to the consolidated financial statements of Elmwood Bancorp, Inc. and subsidiary as of December 31, 1993 and for each of the two years ended December 31, 1993, dated January 24, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Keystone Financial, Inc. for the year ended December 31, 1994.

  /s/ Deloitte & Touche LLP

  DELOITTE & TOUCHE LLP

  Philadelphia, Pennsylvania
  June 21, 1995